Exhibit 10.32

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

FLEXENERGY POWER SOLUTIONS, LLC

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by the undersigned investor (the “Investor”) of the Funded Amount, FlexEnergy Power Solutions, LLC, a Delaware limited liability corporation (the “Company”), issues to the Investor the right to certain equity securities, subject to the terms described below. Certain capitalized terms used herein have the meanings ascribed to them in Section 2. The Investor hereby agrees to pay to the Company (i) two-thirds (2/3rds) of the Purchase Amount on or about the Effective Date and (ii) the remaining one-third (1/3) of the Purchase Amount at the sole discretion of the Company within the five (5)-day period following written notice from the Company delivered to the Investor no later than October 5, 2021 (provided that any such written notice by the Company shall also be made with respect to each other Safe issued by the Company).

1.             Events.

(a)            IPO Transaction.

(i)                 If an IPO Transaction occurs on or before the Conversion Date, the Investor will automatically be entitled to payment by the Company of the Cash-Out Amount to the extent the Company receives any proceeds from the sale of FGS Stock in the IPO Transaction.

(ii)               If an IPO Transaction occurs on or before the Conversion Date and the Investor does not receive the full Cash-Out Amount pursuant to Section 1(a)(i) above in connection therewith, then (A) this Safe’s “Funded Amount” shall be reduced by 80% of any portion of the Cash-Out Amount paid to the Investor pursuant to Section 1(a)(i), and (B) this Safe will automatically convert into the right to immediately receive from the Company a number of shares of FGS Stock equal to the Funded Amount (as reduced pursuant to clause (A) above, if applicable), divided by the IPO Discount Price.

(b)            No IPO Transaction.

(i)                 If an IPO Transaction does not occur on or before the Conversion Date or if an Other Event occurs prior to the Conversion Date, then this Safe will automatically convert into the right to immediately receive from the Company FLPS Equity representing percentage economic and ownership interest equal to (A) 20% multiplied by (B) a fraction, (I) the numerator of which is the Funded Amount and (II) the denominator of which is $3,000,000.

(ii)               Notwithstanding the foregoing, this Section 1(b) shall have no legal force or effect unless and until TCB shall have approved or otherwise amended or waived the terms of the credit agreement between TCB and FLPS to permit the ownership in FLPS by the Investor contemplated by this Section 1(b).

(c)            Liquidity Event. If there is a Liquidity Event before the termination of this Safe, the Investor will automatically be entitled to receive a portion of Liquidity Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Liquidity Event.

(d)          Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the earliest to occur of: (i) the delivery of FGS Stock and/or payment of Cash-Out Amount to the Investor under Section 1(a); (ii) the delivery of FLPS Equity to the Investor pursuant to the automatic conversion of this Safe under Section 1(b); or (iii) the payment, or setting aside for payment, of the Cash-Out Amount due the Investor pursuant to Section 1(c).

2.             Definitions.

(a)            “Cash-Out Amount” means 125% of the Funded Amount.

(b)            “Conversion Date” means November 10, 2021, provided that the “Conversion Date” of this Safe and each other Safe shall be extended to December 10, 2021 upon written notice by the holder of any Safe on or prior to November 10, 2021.

(c)            “Discount Rate” means 80%.

(d)            “Effective Date” means the corresponding date set forth on the signature page to this Safe.

(e)            “FGS” means FlexEnergy Green Solutions, Inc., a Delaware corporation.

(f)            “FGS Stock” means common stock of FGS.

(g)           “FLPS” means Flex Leasing Power & Service LLC, a Delaware limited liability company.

(h)            “FGS Equity” means equity securities of FLPS.

(i)             “Funded Amount” means that portion of the Purchase Amount that has been paid to the Company pursuant to the terms of this Safe, subject to reduction pursuant to clause (a) of Section 1(a)(ii) above.

(j)             “IPO Discount Price” means (i) the gross cash price per share at which shares of FGS Stock are sold in the IPO, multiplied by (ii) the Discount Rate.

(k)            “IPO Transaction” means (i) the final closing (including any closing with respect to the sale of overallotment shares) of the first firm commitment underwritten initial public offering of FGS Stock pursuant to a registration statement filed under the Securities Act (the “IPO”), and (ii) a related pre-closing contribution or other transfer to FGS of the Company’s equity interests in FlexEnergy, Inc. and FLPS in exchange for FGS Stock (the “FGS Contribution”).

(l)            “Liquidity Event” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any “person” or “group” that is an existing beneficial owner of t Company or affiliate thereof, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

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(m)           “Liquidity Proceeds” means cash and other assets (including without limitation stock and other securities consideration) that are proceeds from the Liquidity Event and legally available for distribution.

(n)            “Other Event” means, with respect to the Company or any material direct or indirect subsidiary thereof, (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the its creditors, (iii) any other liquidation, dissolution or winding up of the entity, whether voluntary or involuntary, or (iv) commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; provided, however that the FGS Contribution in connection with an IPO Transaction shall not be deemed an Other Event.

(o)            “Purchase Amount” means the corresponding amount set forth on the signature page to this Safe.

(p)           “Safe” means an instrument containing a future right to receive shares of FGS Stock or FLPS Equity from the Company, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this Safe” mean this specific instrument.

(q)           “Securities Act” means the Securities Act of 1933, as amended.

(r)            “TCB” means Texas Capital Bank, National Association.

3.             Company Representations.

(a)            The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)           The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company. This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of formation or limited liability company operating agreement, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)            The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company, (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound, or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

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(d)           To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

4.             Investor Representations.

(a)            The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)            The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is acquiring this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same except in full compliance with all applicable securities laws. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

5.            Additional Covenants.

(a)            FLPS LLC Operating Agreement. In connection with the delivery of FLPS Equity pursuant to Section 1(b), the Company and the Investor will execute and deliver a limited liability company operating agreement for FLPS based on the Company’s existing limited liability company operating agreement with respect to governance practices and other matters (but with the Company as the controlling FLPS owner, and with customary minority owner protections to include tag-along rights, drag-along rights and non-punitive amendment provisions).

(b)           FLPS Equity Pledge and Limited Guaranty. In connection with the delivery of FLPS Equity pursuant to Section 1(b), the Investor shall execute and deliver to the Company and TCB such agreements and other documents as TCB may reasonably require for a pledge by the Investor of such Investor’s FLPS Equity under a limited guaranty of the obligations of FLPS under the credit agreement between FLPS and TCB, consistent with the Company’s pledge of FLPS Equity and limited guaranty of obligations of FLPS under the credit agreement between FLPS and TCB.

(c)           Third Party Approvals. The Company shall exercise its best efforts to secure within 30 days any and all third party approvals or actions necessary with respect to any and all of the terms of this Agreement (including without limitation securing from approval, amendment or waiver with respect to the terms of the credit agreement between TCB and FLPS to permit ownership in FLPS by the Investor contemplated by Section 1(b)).

(d)           Registration Rights. In connection with the delivery of FGS Stock pursuant to Section 1(a), the Company and the Investor will execute and deliver a registration rights agreement provided by the Company substantially in the form of the draft agreement prepared in connection with the execution of this Safe.

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(e)            Other IPO Transaction Documents. In connection with the delivery of FGS Stock pursuant to Section 1(a), the Investor will execute and deliver to the Company all transaction documents (including a lock-up agreement) required of an FGS stockholder in the IPO Transaction.

(f)             Pro Rata Payment of Cash-Out Amount. To extent the Investor and any other Safe holder is entitled to receipt of any Cash-Out Amount but Liquidity Proceeds or proceeds from the Company’s sale of FGS Stock, as applicable, are insufficient to pay the full amount of the Cash-Out Amount, the Company shall partially pay the Cash-Out Amount with respect each Safe in proportion to the relative Funded Amount of each Safe.

6.             Miscellaneous.

(a)            Any provision of this Safe may be amended, waived or modified by written consent of the Company and the Investor.

(b)           Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c)            The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of equity securities for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company, FGS or FLPS equity holder or rights to vote for the election of any directors or managers thereof, or on any matter submitted to equity holders of the Company, FGS or FLPS, or to give or withhold consent to any action or to receive notice of meetings, until such FGS Stock or FLPS Equity has been issued on the terms described in Section 1.

(d)           Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned without the Company’s consent by the Investor (i) to the Investor’s estate, heirs, executors, administrators, guardians and/or successors in the event of Investor’s death or disability, or (ii) to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Safe in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e)            In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)            All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

PURCHASE AMOUNT: $1,500,000.00

Effective Date: 8/16/21

Company:

FlexEnergy Power Solutions, LLC

By:	/s/ Wes Kimmel
Name:	Wes Kimmel
Title:	Chief Financial Officer

Investor:

RNS Flex LLC
(Investor Name)

By: RNS Management, LLC, its Manager

By:	/s/ Thomas Denison
Name:	Thomas R. Denison
Title:	Manager

FLEXENERGY POWER SOLUTIONS, LLC

SAFE (SIMPLE AGREEMENT FOR FUTURE EQUITY)

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